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                            TRUST FOR CREDIT UNIONS

                               AMENDMENT NO. 3 TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
            -------------------------------------------------------

     WHEREAS, Sections 4.1 and 7.3 of the Agreement and Declaration of Trust dated September 24, 1987 as amended and restated through the date hereof (the "Declaration"), of Trust for Credit Unions (the "Trust") provides that the Declaration may be amended to establish and designate new Series of Units, and may establish or liquidate a Series of Units or the Sub-Trust applicable to a Series, by an instrument in writing executed by a majority of the Trustees of the Trust;

     NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (1) hereby amend the Declaration by designating and establishing one additional Series of Units to be known as the "TCU Target Maturity Portfolio
(1996)," such new Series to have the relative rights and preferences set forth in Subsections (a) through (l) of Section 4.2 of the Declaration except that all units of such Series shall be subject to redemption by the Trust and such Series shall and the Sub-Trust applicable thereto shall be abolished and liquidated at such time on or after June 30, 1996 as determined by the Board of Trustees of the Trust; (2) hereby further amend the Declaration by abolishing and liquidating said new Series at such time on or after June 30, 1996 as determined by the Board of Trustees of the Trust; and (3) hereby determine pursuant to
Section 7.3 of the Declaration that this Amendment No. 3 shall be effective upon the execution of a certificate by a Trustee or officer of the Trust to the effect that said amendment has been duly adopted.

     Witness our hands this 29th day of March, 1993.


Gene R. Artemenko                 Thomas S. Condit
-----------------                 ----------------
Gene R. Artemenko                 Thomas S. Condit

James C. Barr                     Lawrence Connell
-------------                     ----------------
James C. Barr                     Lawrence Connell

Edgar F. Callahan                 Rudolph J. Hanley
-----------------                 -----------------
Edgar F. Callahan                 Rudolph J. Hanley

Robert M. Coen                    John L. Ostby
--------------                    -------------
Robert M. Coen                    John L. Ostby

John T. Collins                    Wendell A. Sebastian
---------------                    --------------------
John T. Collins                    Wendell A. Sebastian


STATE OF NEW YORK    )
                     )
COUNTY OF NEW YORK   )

     Then personally appeared the above-mentioned Trustees and acknowledged this instrument to be their free act and deed this 29th day of March, 1993.

                                  Melissa Dolan
                                  -------------
                                  Notary Public
                                  My Commission Expires:Notary Public, State of New York No.01D04843325
                                  Qualified in New York County
                                  Commission Expires April 30, 1993